EXHIBIT 23.04

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Intersil Corporation on Form S-4 of our report dated October 22, 2001, appearing in the Annual Report on Form 10-K of Elantec Semiconductor, Inc. for the year ended September 30, 2001 and to the reference to us under the heading “Experts” in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

San Jose, California
March 20, 2002